                                                                      EXHIBIT 99
Statement of Changes in Beneficial Ownership (continued)
Item 1. M. Kenneth Oshman
        c/o Echelon Corporation
        550 Meridian Avenue
        San Jose, CA 95126
Item 2. Echelon Corporation (ELON)
Item 4. 10/31/2006
Additional Reporting Persons Covered by this Form 4
Pursuant to General Instruction 4(b)(v) to Form 4, the following additional reporting persons are covered by this joint filing:
The Oshman Trust dated July 10, 1979
O-S Ventures
The address for each such reporting person is:
c/o M. Kenneth Oshman
Echelon Corporation
550 Meridian Avenue
Jose, CA 95126